Exhibit 99.1

Contact:Sonja K. McClelland

Executive Vice President, Treasurer & Chief Financial Officer

317-293-5309

Hurco Companies, Inc. Announces Suspension of Quarterly Cash Dividend

(INDIANAPOLIS, IN) June 14, 2024 — Hurco Companies, Inc. (Nasdaq Global Select Market: HURC) (“Hurco” or the “Company”), an international industrial technology company, announced today that its Board of Directors (the “Board”) elected to temporarily suspend the Company’s regular quarterly cash dividend on its common stock, effective immediately. The decision comes as the Company seeks to enhance its financial flexibility and improve its ability to manage market volatility while focusing on strengthening its balance sheet, reinvesting in the Company’s core business and research and development related to emerging technologies, and returning value to shareholders via the appropriate channels in both the near and long-term.

“While it was a difficult decision, we believe that temporarily suspending the quarterly cash dividend on Hurco’s common stock will provide near-term benefits to our cash flow management while also allowing us to enhance our balance sheet and more optimally allocate available capital among various strategies. We remain dedicated to furthering our shareholders’ interests, including, when appropriate, distributing a meaningful portion of available cash through dividends on our common stock during periods of profitability and opportunistically executing our share repurchase programs, particularly in periods when we believe our share price is significantly undervalued,” said Greg Volovic, Hurco’s President and Chief Executive Officer.

Previously during Hurco’s current fiscal year ending October 31, 2024, the Company paid two quarterly cash dividends of $0.16 per share on its common stock – one on April 12, 2024, to shareholders of record as of close of business on March 29, 2024, and one on January 16, 2024, to shareholders of record as of close of business on January 2, 2024.

The Board intends to closely monitor market conditions and the Company’s cash flows, and will continue to evaluate potential future cash dividends, but there can be no assurance that the Company will resume the payment of cash dividends. Any future declarations of dividends on Hurco’s common stock are subject to the discretion and approval of the Board and depend upon many factors, including the Company’s results of operations, financial condition, capital requirements, regulatory and contractual restrictions, business strategy and other factors deemed relevant by the Board from time to time.  Further, the Company’s share repurchase programs may be amended, suspended, or discontinued at any time and do not commit the Company to repurchase any shares of its common stock.

Hurco Companies, Inc. is an international, industrial technology company that sells its three brands of computer numeric control (“CNC”) machine tools to the worldwide metal cutting and metal forming industry. Two of the Company’s brands of machine tools, Hurco and Milltronics, are equipped with interactive controls that include software that is proprietary to each respective brand. The Company designs these controls and develops the software. The third brand of CNC machine tools, Takumi, is equipped with industrial controls that are produced by third parties, which allows the customer to decide the type of control added to the Takumi CNC machine tool. The Company also produces high-value machine tool components and accessories and provides automation solutions that can be integrated with any machine tool. The end markets for the Company's products are independent job shops, short-run manufacturing operations within large corporations, and manufacturers with production-oriented operations. The Company’s customers manufacture precision parts, tools, dies, and/or molds for industries such as aerospace, defense, medical equipment, energy, transportation, and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan, Italy, the U.S., and China, and sells its products through direct and indirect sales forces throughout the Americas, Europe, and Asia. The Company has sales, application engineering support and service subsidiaries in China, the Czech Republic, England, France, Germany, India, Italy, the Netherlands, Poland, Singapore, the U.S., and Taiwan. Web Site: www.hurco.com

Certain statements in this news release are forward-looking statements that involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, the suspension of dividends not having the intended effect on the Company and its business; the cyclical nature of the machine tool industry; uncertain economic conditions, which may adversely affect overall demand, in the Americas, Europe and Asia Pacific markets; the risks of our international operations; governmental actions, initiatives and regulations, including import and export restrictions, duties and tariffs and changes to tax laws; the effects of changes in currency exchange rates; competition with larger companies that have greater financial resources; our dependence on new product development; the need and/or ability to protect our intellectual property assets; the limited number of our manufacturing and supply chain sources; increases in the prices of raw materials, especially steel and iron products; the effect of the loss of members of senior management and key personnel; our ability to integrate acquisitions; acquisitions that could disrupt our operations and affect operating results; failure to comply with data privacy and security regulations; breaches of our network and system security measures; possible obsolescence of our technology and the need to make technological advances; impairment of our assets; negative or unforeseen tax consequences; uncertainty concerning our ability to use tax loss carryforwards; changes in the SOFR rate; the impact of the COVID-19 pandemic and other public health epidemics and pandemics on the global economy, our business and operations, our employees and the business, operations and economies of our customers and suppliers; and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:Sonja K. McClelland

Executive Vice President, Treasurer & Chief Financial Officer

317-293-5309